Exhibit (h)(1)

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) is effective this 1st day of April, 2026, and made by and between Redwood Private Real Estate Debt Fund, a Delaware statutory trust (the “Client” or the “Fund”) having its principal place of business at 4110 N. Scottsdale Rd, Suite 125, Scottsdale, AZ 85251 and PINE Distributors LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the Client is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company that operates as a closed-end interval fund pursuant to Rule 23c-3 under the 1940 Act, and is authorized to issue common shares of beneficial interest (“Shares”) in separate classes, with each such class representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Client desires to retain the Distributor as principal underwriter in connection with the offering of the Shares;

WHEREAS, the Distributor is registered with the Securities and Exchange Commission (“SEC”) as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Client’s board of trustees (the “Board”), including a majority of the trustees that are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Client on the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Distributor

The Client hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Fund, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.	Definitions

Wherever they are used herein, the following terms have the following respective meanings:

(a)       “Prospectus” means the current prospectus and statement of additional information constituting parts of the Registration Statement of the Client under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act as such Prospectus and statement of additional information may be amended or supplemented and filed with the SEC from time to time;

(b)       “Registration Statement” means the registration statement(s) most recently filed from time to time by the Client with the SEC and effective under the 1933 Act and the 1940 Act, as such registration statement is supplemented or amended by any amendments or supplements thereto at the time in effect;

(c)       All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the applicable Registration Statement and the Prospectus.

3.	Services and Duties of the Distributor

(a)       The Distributor agrees to act as the principal underwriter of the Client for the distribution of the Shares of the Fund, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus.

(b)       During the continuous public offering of Shares of the Fund, the Distributor shall use commercially reasonable efforts to distribute the Shares. All purchase orders for Shares shall be submitted through financial intermediaries or submitted directly to the applicable Fund or the applicable Fund’s designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Client or its designated agent will confirm orders and subscriptions promptly after receipt, will make appropriate book entries and, upon receipt of payment therefore, will issue the appropriate number of Shares in uncertificated form to the applicable party.

(c)       The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Fund so as to enable the Shares to be traded through NSCC’s Fund/SERV System (“FundSERV”). The Client acknowledges and agrees that the Distributor shall not be responsible for any operational matters associated with FundSERV transactions, including but not limited to taking orders from financial intermediaries.

(d)       The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Fund other than directly as contained in the Prospectus and any marketing materials specifically approved in writing by the Client or the investment adviser to the Fund.

(e)       The Distributor agrees to review all proposed marketing materials provided by the Client for compliance with applicable SEC and FINRA advertising rules and regulations and shall file with FINRA those marketing materials it believes are in compliance with such applicable laws and regulations. The Distributor agrees to furnish to the Client any comments provided by regulators with respect to such marketing materials.

(f)       At the request of the Client, the Distributor shall enter into the Standard Dealer Agreement (as defined below), and may, with the written consent of the Client, enter into non-standard dealer agreements with financial intermediaries as the Client may select, in order that such broker-dealers and other intermediaries may sell Shares of the Fund. The Fund’s form of dealer agreement and/or selling agreement shall be in a form similar to that attached at Exhibit B hereto and shall be approved by the Board (“Standard Dealer Agreement”).

(g)       The Client acknowledges and agrees that the Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received an authorized corresponding payment according to the Fund’s plan of distribution (“Plan”), if any, which operates in a manner consistent with Rule 12b-1 under the 1940 Act, and (ii) such Plan has been approved by the Board.

(h)       The Distributor shall use its best efforts to effect sales of Shares of the Fund but shall not be obligated to sell any certain number of Shares.

(i)       The Distributor agrees to make available, at the Client’s request, one or more members of its staff to attend, either via telephone, videoconference or in person, Board meetings of the Client in order to provide information with regard to the Distributor’s services hereunder and for such other purposes as may be requested by the Board. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

(j)       The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Client, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder. Distributor shall be responsible for any and all actions or inactions of its third parties subject to such Subcontracts in relation to performing the obligations under this Agreement as if it were Distributor’s own action or inaction.

(k)       The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

(l)       Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific United States state or territory or maintain its registration in any such jurisdiction in which it is now registered.

(m)       The Distributor undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor.

4.	Duties of the Client

(a)       The Client agrees to repurchase Shares tendered by shareholders of the Fund in accordance with the Client’s obligations, if any, in the Prospectus and the Registration Statement. The Client reserves the right to suspend such repurchase right upon written notice to the Distributor.

(b)       The Client shall take, or cause to be taken, all necessary action to register the Shares under applicable federal and state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Client authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

(c)       The Client agrees to advise the Distributor promptly in writing, upon becoming actually aware of: (i) of any material action, correspondence, or other communication by the SEC or its staff relating to the offering of the Shares, including requests by the SEC for amendments to the Registration Statement or Prospectus (for purposes of clarification, this provision does not require notice of a routine inspection, or a risk targeted or sweep inspection that does not relate to Fund distribution matters); (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose; (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; (iv) in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares of the Fund at any time as permitted by the 1940 Act or the rules of the SEC; and (v) of the commencement of any material litigation or proceedings against the Client or any of its officers or trustees in connection with the issue and sale of any of the Shares.

(d)       The Client shall file such reports and other documents as may be required with respect to the Fund and the Shares under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

(e)       The Client agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order to ensure that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)       The Client shall cooperate in good faith in the efforts of the Distributor to distribute the Shares. In addition, the Client shall keep the Distributor reasonably informed of its affairs related to the activities contemplated by this Agreement and upon Distributor’s reasonable request, shall provide to the Distributor from time to time copies of all information, financial statements, and other material that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Client by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may reasonably request. The Client represents that it will not use or authorize the use of any Fund marketing materials unless and until such marketing materials have been approved and authorized for use by the Distributor.

(g)       The Client shall provide and request that each other agent or service provider to the Client, including the Client’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that is necessary for the Distributor to perform its obligations under this Agreement.

(h)       The Client shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which specifically pertains to Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Client’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Client may deem advisable, such right being in all respects absolute and unconditional.

5.	Representations and Warranties of the Client

(a)       The Client hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that: (i) it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation and is registered as a closed-end management investment company under the 1940 Act; (ii) this Agreement has been duly authorized, executed and delivered by the Client and, when executed and delivered, will constitute a valid and legally binding obligation of the Client, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (iii) it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; (iv) the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable; (v) the Registration Statement and Prospectus included therein have been prepared in conformity, in all material respects, with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder; and (vi) to the best of its knowledge and belief, the Registration Statement and Prospectus and any marketing materials prepared by the Client or its agent do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

(b)       The Client has adopted policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Client (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Client and the owners of the Shares.

6.	Representations and Warranties of the Distributor

(a)       The Distributor hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that: (i)it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii)this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (iii)it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and (iv)it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

(b)       Distributor shall comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as the principal underwriter of the Fund.

(c)       The Distributor shall promptly notify the Client of the commencement of any material litigation or proceedings against the Distributor, its affiliates, or any of their managers, officers or directors in connection with the issue and sale of any of the Shares.

7.	Compensation

(a)       In consideration of the Distributor’s services in connection with the distribution of Shares of the Fund, the Distributor shall receive the compensation set forth in Exhibit A hereto.

(b)       Except as specified in Section 7(a), the Distributor shall be entitled to no compensation or reimbursement of costs and expenses incurred by Client for the services provided by the Distributor pursuant to this Agreement. Any compensation, or reimbursement of expenses other than that set forth in Section 7(a) and Exhibit A shall be paid or reimbursed by the Fund’s investment adviser pursuant to an agreement between the investment adviser and the Distributor.

8.	Expenses

(a)       The Client shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of the Fund, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials (if any) and other communications to shareholders of the Fund; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Client.

(b)       The Distributor shall bear all costs and expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the costs and expenses of continuing such registration or qualification, including, without limitation, the costs and expenses of Distributor’s counsel and independent public accountants.

9.	Limitation of Liability

(a)       Distributor shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)       The Distributor shall not be liable for any action taken or failure to act in good faith or reasonable reliance upon: (i) any oral instruction which it receives and which was transmitted by the person or persons authorized by the Board to give such oral instruction; or (ii) any written instruction or certified copy of any resolution of the Board.

(c)       Client shall not be liable for any action taken or failure to act in connect with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, from the reckless disregard by it of its duties under this agreement, from the reckless disregard by it of its duties under this Agreement, or from a material breach by Client of any obligation, representation, warrant or covenant hereunder.

10.	Indemnification

(a)       The Fund shall indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable and documented counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including blue sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Client’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Client’s failure to comply in all material respects with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, shareholder reports, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law, any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Fund are sold, provided, however, that the Fund’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such marketing material in reasonable reliance upon and in conformity with information relating to the Distributor and furnished to the Client or its counsel by the Distributor in writing for use in such Registration Statement, Prospectus, annual or interim report, or any marketing materials. In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Client or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

(b)       The Distributor shall indemnify, defend and hold the Client, its affiliates, and each of their respective directors, trustees, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the “Client Indemnitees”), free and harmless from and against any and all Losses that any Client Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including blue sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Distributor’s failure to comply in all material respects with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reasonable reliance upon, and in conformity with, information furnished to the Client by the Distributor in writing for use in such Registration Statement, Prospectus, marketing materials or other information filed or made public by the Client. In no event shall anything contained herein be so construed as to protect the Client against any liability to the Distributor to which the Client would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

(c)       In no case is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(d)       Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and approved by the indemnified party, which approval shall not be unreasonably withheld. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party.

(e)       No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of Section 10 above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

(f)       No person shall be obligated to provide indemnification under this Section 10 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 10 to the maximum extent so permissible.

11.	Non-Standard Dealer Agreements

(a)       Non-Standard Dealer Agreements: The Client acknowledges and agrees that the Distributor may enter into dealer and/or selling agreements (“Non-Standard Dealer Agreements”) that contain certain representations, duties, undertakings and indemnification that are not included in the Standard Dealer Agreement, or lack certain representations, duties, and indemnification included in the Standard Dealer Agreement (“Non-Standard Obligations”). Where the Client has reviewed and approved a Non-Standard Dealer Agreement, the Client agrees to cause to perform all such Non-Standard Obligations under any Non-Standard Dealer Agreement. For the avoidance of doubt, any dealer or selling agreement that materially deviates from the Standard Agreement shall be considered a “Non-Standard Dealer Agreement.” All Non-Standard Dealer Agreements shall be subject to review and approval of the Client, in the sole discretion of the Client, before execution.

12.	Limitations on Damages

Except for breaches of a party’s Confidentiality, Privacy, and Indemnification obligations, neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

13.	Force Majeure

Capabilities: Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

14.	Duration and Termination

(a)       This Agreement shall become effective as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Client’s Board, including a majority of the Independent Trustees, or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

(b)       Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any fee, by the Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than thirty (30) days’ written notice, by either the Client through a vote of a majority of the Independent Trustees, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of a Fund, or by the Distributor.

(c)       This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act).

15.	Anti-Money Laundering Compliance

(a)       Distributor acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each of Distributor and Client represents and warrants to the other that (i) it has adopted or is subject to compliance programs reasonably designed reasonably designed to comply with anti-money laundering and anti-terrorist laws and regulations applicable to it, including the regulations and sanction programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) its anti-money laundering program contains processes, procedures and systems reasonably designed to ensure compliance with economic sanctions programs administered by OFAC, including prohibitions set forth in the list of specially designated nationals and blocked persons, (iii) it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects to the extent applicable to it and (iv) it will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

(b)       Distributor is subject to the anti-bribery and anti-corruption laws and regulations applicable in the jurisdictions in which the Distributor and any of its affiliates, are located or conduct business transactions, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, “Applicable Anti-Corruption Laws”). Distributor has policies and procedures that are designed to comply with all applicable laws, rules and regulations with regard to the giving and receiving of bribes and Distributor has complied with Applicable Anti-Corruption Laws and shall comply at all times with the Applicable Anti-Corruption Laws and any policies of any governmental or quasi-governmental agency implementing or enforcing the foregoing.

(c)       Each of Distributor and Client agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, Applicable Sanctions Laws, Applicable Anti-Corruption Laws, and other laws and regulations, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Client, the Client’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Client and the Client’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

(d)       Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by Distributor with any broker-dealer or other financial intermediary that is authorized to effect transactions in Shares of the Funds.

16.	Privacy

(a)       In accordance with the Gramm-Leach-Bliley Act (“GLBA”) and the applicable regulations thereunder, including Regulation S-P, the Distributor will not disclose any non- public personal information, as defined in Regulation S-P, received from the Client regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain physical, electronic, procedural, administrative and technical safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and Fund Shareholders. Distributor shall confirm that any third party distribution Subcontracts will comply with the representations of Section 16 of this Agreement.

(b)       The Client represents to the Distributor that it has adopted a privacy notice detailing its privacy policies and practices as required by Regulation S-P and agrees to provide to the Distributor a copy of that privacy notice annually. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information. Client reserves the right to review Distributor’s policies and procedures used to maintain the security and confidentiality of non-public personal information.

(c)       In the event of any breach or breakdown of Distributor’s security measures that results in the actual or potential unauthorized access of any non-public personal information (each such event a “Security Breach”) provided to the Distributor in accordance with this agreement, Distributor agrees to promptly (i.e., within 30 days) notify the Client of such Security Breach and the remedial actions taken. Except to the extent prohibited by applicable law, Distributor agrees that they will not notify any Client shareholder until Client has had an opportunity to review the notification and has given its express consent to the same.

17.	Confidentiality

(a)       During the term of this Agreement, the Distributor and the Client may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Client which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving party before receipt thereof from or on behalf of the disclosing party; (ii) information that is disclosed to the receiving party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the receiving party; or (iv) information that is independently developed by the receiving party or its employees or affiliates without reference to the disclosing party’s information.

(b)       Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and unless otherwise prohibited by law and will cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. The parties agree that the procedures and restrictions set forth herein shall not apply to disclosures of Confidential Information to Distributor’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information with respect to which Distributor shall be permitted to disclose such Confidential Information necessary to respond to such examinations or requests. The Distributor will advise such regulatory authorities of the confidential nature of such information. The Distributor shall give the Client reasonable prior notice of such disclosure to the extent reasonably practicable and permitted by law.

18.	Notices

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To the Distributor:	(ii) To the Client:
PINE Distributors LLC 501 S. Cherry Street, Suite 601 Denver, CO 80246 Attn: Distribution Services Phone: 720-651-8092 Email: bdcompliance@pineadvisorsolutions.com	Redwood Private Real Estate Debt Fund 4110 N. Scottsdale Rd, Suite 125 Scottsdale, AZ 85251 Attn: Richard Duff Phone: 310.272.8183 Email: rduff@redwoodim.com

19.	Modifications

The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Client. If required under the 1940 Act, any such amendment must be approved by the Client’s Board, including a majority of the Independent Trustees, by vote cast in person at a meeting for the purpose of voting on such amendment.

20.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law principles thereof.

21.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

22.	Survival

The provisions of Sections 6, 7, 8, 9, 10, 11, 14, 15, and 16 of this Agreement shall survive any termination of this Agreement.

23.	Miscellaneous

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

24.	Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

PINE Distributors LLC		Redwood Private Real Estate Debt Fund

By:	/s/ Mark Fairbanks	By:	/s/ Richard Duff
Name:	Mark Fairbanks	Name:	Richard Duff
Title:	President	Title:	Authorized Signatory
Date:	03/26/2026	Date:	03/25/2026

EXHIBIT A

Compensation

12b-1 PAYMENTS:

The Distributor shall be obligated to make 12b-1 payments only after, for so long as, and to the extent that the Distributor receives such payments from the applicable Fund.

*All 12b-1 payments received by the Distributor shall be held to be used solely for distribution-related or shareholder servicing expenses and shall not be retained as profit by the Distributor.

EXHIBIT B

Standard Dealer Agreement

PINE DISTRIBUTORS LLC DEALER AGREEMENT

Redwood Private Real Estate Debt Fund

This agreement is made and effective as of this________day of __________, 20__ , by and between PINE Distributors LLC (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”).

RECITALS

WHEREAS, Redwood Private Real Estate Debt Fund (the “Fund”) is registered under the Investment Company Act of 1940 (“1940 Act”), as a closed-end management investment company and is authorized to issue shares of beneficial interest (“Shares”);

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Dealer desires to serve as a selected dealer of the Fund;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	Dealer

Dealer represents that it is a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Dealer agrees that any obligations arising in connection with this agreement under FINRA Rule 2111 (the “Suitability Rule”) and/or Rule 15l-1 under the Securities Exchange Act of 1934, as amended (“Regulation Best Interest”) shall be the responsibility of Dealer and not of the Fund or Distributor. Dealer agrees that it is responsible for recommending Shares to a customer only if it has determined that the recommendation is, as applicable, suitable for the customer in accordance with the requirements under the Suitability Rule or in the best interests of the customer in accordance with the requirements under Regulation Best Interest, and that neither the Fund nor Distributor has any responsibility for such determination. Dealer shall also be responsible for communicating all necessary information to its customers regarding whether recommended Shares are, as applicable, in the best interest of, or a suitable investment for, such customers, including, without limitation, information regarding the limited liquidity of the Shares as referenced in the Prospectus (defined below). Dealer shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Dealer’s transactions in Shares. Dealer will upon request by the Fund or Distributor promptly make such records available to such requesting party. In addition, Dealer shall notify Distributor immediately in the event Dealer’s status as a member of FINRA or SIPC changes. Dealer shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Fund.

2.	Qualification of Shares

The Fund will make available to Dealer a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Dealer will make offers of Shares to its eligible customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

3.	Orders

All orders Dealer submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Dealer will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Dealer shall not withhold placing customers’ orders for any Shares so as to profit Dealer or its customers as a result of such withholding. Subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time, Dealer is hereby authorized to place orders directly with the Fund for the purchase of Shares. All purchase orders Dealer submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. It is expected that Shares will be offered in a continuous offering at net asset value (“NAV”), and certain Share classes may have an additional front-end sales charge. Dealer acknowledges and agrees, however, that there is no assurance that the Fund will engage in a continuous offering of Shares and may determine not to do so in its sole discretion. Dealer is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Dealer with respect to the Fund. All orders that are accepted for the purchase of Shares shall be executed at NAV per share on the relevant subscription date, less any applicable charges and expenses for which the Fund has determined to charge shareholders as permitted by applicable law and described in the Prospectus.

4.	Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations

In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Dealer is authorized to distribute to Dealer’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Dealer is not authorized to distribute, furnish or display any other sales or promotional material relating to the Fund without Distributor’s prior written approval, but Dealer may identify the Fund in a listing of closed-end funds available through Dealer to its customers. Unless otherwise mutually agreed in writing, Dealer shall deliver or cause to be delivered to each customer who purchases Shares from or through Dealer, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to the Fund and prepared by or on behalf of the Fund or Distributor. If required by Rule 10b-10 under the Securities Exchange Act of 1934, as amended or other Applicable Laws, Dealer shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.	Sales Charges and Concessions

On each purchase of Shares by Dealer or its customer (but not including the reinvestment of any dividends or distributions), Dealer shall be entitled to receive such dealer allowances, concessions, sales charges or other compensation, if any, as may be set forth in the Prospectus, unless Dealer has agreed to waive all or a portion of any such compensation and indicated as such in the order for such Shares. The Fund reserves the right to waive sales charges. Dealer represents that it is eligible to receive any such sales charges and concessions paid to it under this section.

6.	Transactions in Shares

(a)       If payment is not so received or made with respect to all orders Dealer places for the purchase of Shares, the transaction may be cancelled. In this event or in the event that Dealer cancels the trade for any reason, Dealer shall be responsible for any loss resulting to the Fund or to Distributor from Dealer’s failure to make payments as aforesaid. Dealer shall not be entitled to any gains generated thereby. Dealer also assumes responsibility for any loss to the Fund caused by any order placed by Dealer on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Fund and shall be subject to the Fund’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Fund’s acceptance of any such order.

(b)       Dealer acknowledges that the Fund will make periodic tender offers to repurchase Shares (each, a “Repurchase Offer”) as described in the Fund’s then current Prospectus. Repurchases of Shares will be made at the NAV of such Shares in accordance with the applicable Repurchase Offer and then current Prospectus, less any applicable charges and expenses for which the Fund has determined to charge shareholders as permitted by applicable law. Dealer agrees to transmit to its customers any Repurchase Offer notification received from the Fund or its designee within the time period specified in the applicable Prospectus and in such notification, and to use its reasonable best efforts to transmit repurchase requests from its customers to the Fund or the Fund’s transfer agent or other designee by the applicable repurchase request deadline as specified in the applicable Prospectus and such notification. Dealer acknowledges and agrees that Shares will not be repurchased by either the Fund (other than through Repurchase Offers, or other tender offers from time to time, if any) or Distributor, and that no secondary market for the Shares exists currently or is expected to develop, and therefore that the Shares have very limited liquidity. Dealer also acknowledges and agrees that, in the event one or more of its customers cancels their order for Shares after confirmation, such Shares may not be repurchased, remarketed or otherwise disposed of by or through Distributor. Any representation as to a Repurchase Offer or other tender offer by the Fund, other than that which is set forth in the Fund’s then current Prospectus or a Repurchase Offer notice issued by the Fund, is expressly prohibited.

7.	Accuracy of Orders; Customer Signatures

Dealer shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Dealer shall guarantee the signatures of its customers when such guarantee is required by the Fund, and Dealer shall indemnify and hold harmless all persons, including the Fund, the Distributor and the Fund’s transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8.	Indemnification

(a) Dealer shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Dealer of any provision of this agreement.

(b) Distributor shall indemnify and hold harmless Dealer and Dealer’s officers, directors, agents and employees from and against any Losses resulting from (i) any breach by Distributor of any provision of this agreement or (ii) any untrue statement of a material fact set forth in the Fund’s Prospectus or supplemental sales material provided to Dealer by Distributor (and used by Dealer on the terms and for the period specified by Distributor or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading.

9.	Multi-Class Distribution Arrangements

Dealer understands and acknowledges that the Funds may offer Shares in multiple classes. Dealer represents and warrants that it has established compliance procedures designed to ensure (i) that its customers are made aware of the terms of each available class of Shares, (ii) that each customer is offered only Shares that are suitable investments for him or her, (iii) that each customer is availed of the opportunity to obtain sales charge break points as detailed in the Prospectus, and (iv) proper supervision of its representatives in recommending and offering the Shares of multiple classes to its customers.

10.	Anti-Money Laundering Compliance

Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Dealer shall cooperate with Distributor to satisfy AML due diligence policies of the Fund and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Fund to ensure compliance with AML Laws. Dealer also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

11.	Privacy

The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

12.	Distribution and Service Fees

Subject to and in accordance with the terms of the Prospectus and the distribution and service plan, if any, adopted by the Fund’s board of trustees (the “Board”), which operates in a manner consistent with Rule 12b-1 under the 1940 Act, Distributor may pay financial institutions with which Distributor has entered into an agreement, in substantially the form annexed hereto as Appendix A, or such other form as may be approved from time to time by the Board, such fees as may be determined in accordance with such fee agreement, for distribution, shareholder or administrative services, as described therein. With respect to such payments to Dealer, Distributor shall have only the obligation to make payments to Dealer after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Dealer. If applicable, Dealer hereby authorizes Distributor to pay Dealer’s designated clearing agent (“Clearing Agent”) such fees set forth under this section on Dealer’s behalf. In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly, (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer, and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.

13.	Amendments

This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered as Dealer’s main office from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

14.	Termination

This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Dealer’s suspension or expulsion from FINRA will automatically terminate this agreement without notice. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

15.	Assignment

This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Fund without obtaining Dealer’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

16.	Notices

All notices and other communications to Distributor shall be sent to it at 501 S. Cherry Street Suite 610, Denver, CO 80246 Attn: Distribution Services, or at such other address as Distributor may designate in writing. All notices and other communications to Dealer shall be sent to it at the address set forth below or at such other address as Dealer may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

17.	Authorization

Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein; and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

18.	Directed Brokerage Prohibitions

Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Dealer for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) under the 1940 Act.

19.	Arbitration

Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in Denver, Colorado, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

20.	Miscellaneous

This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

PINE Distributors LLC

By:
Name:
Title:

[DEALER NAME]

By:
Name:
Title:
Address:

Dealer Operations Contact:
Name:
Phone:
Email:

APPENDIX A

PINE DISTRIBUTORS LLC DISTRIBUTION/SERVICE FEE AGREEMENT

REDWOOD PRIVATE REAL ESTATE DEBT FUND

This fee agreement (“Agreement”) is made and effective as of this ____day of ____________________20____, by and between PINE Distributors LLC (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”);

WHEREAS, Distributor and Dealer have entered into a dealer agreement dated as of ______________(“Dealer Agreement”), which entitles Dealer to serve as a selected dealer of the Redwood Private Real Estate Debt Fund for which Distributor serves as distributor; and

WHEREAS, Distributor and Dealer wish to confirm Distributor’s and Dealer’s understanding and agreement with respect to Rule 12b-1 payments to be made to Dealer in accordance with the Dealer Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	This Agreement confirms Distributor’s and Dealer’s understanding and agreement with respect to Rule 12b-1 payments to be made to Dealer in accordance with the Dealer Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Dealer Agreement.

2.	From time to time during the term of this Agreement, Distributor may make payments to Dealer pursuant to one or more distribution and service plans (the “Plans”) adopted by the Fund which operate(s) in a manner consistent with Rule 12b-1 of the 1940 Act. Dealer shall furnish sales and marketing services and/or shareholder services to Dealer’s customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing any other shareholder services not otherwise provided by the Fund’s transfer agent. With respect to such payments to Dealer, Distributor shall have only the obligation to make payments to Dealer after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Dealer. The Fund reserves the right, without prior notice, to suspend or eliminate the payment of such Rule 12b-1 Plan payments or other dealer compensation by amendment, sticker or supplement to the then-current Prospectus of the Fund or other written notice to Dealer. If applicable, Dealer hereby authorizes Distributor to pay Dealer’s Clearing Agent such fees set forth under this section on Dealer’s behalf. In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly, (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer, and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.

3.	Any such fee payments shall reflect the amounts described in the Fund’s prospectus. Payments will be based on the average daily net assets of Shares which are owned by those customers of Dealer whose records, as maintained by the Fund or the transfer agent, designate Dealer’s firm as the customer’s dealer of record. No such fee payments will be payable to Dealer with respect to Shares purchased by or through Dealer and redeemed by the Fund within seven (7) business days after the date of confirmation of such purchase. Dealer represents that Dealer is eligible to receive any such payments made to Dealer under the Plans.

4.	Dealer agrees that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of FINRA.

5.	Upon request, on a quarterly basis, Dealer shall furnish Distributor with a written report describing the amounts payable to Dealer pursuant to this Agreement and the purpose for which such amounts were expended. Distributor shall provide quarterly reports to the Fund’s board of trustees (the “Board”) of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. Dealer shall furnish Distributor with such other information as shall reasonably be requested by Distributor in connection with Distributor’s reports to the Board with respect to the fees paid to Dealer pursuant to this Agreement.

6.	This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans or in Rule 12b-1. This Agreement may be terminated, without penalty, by either Party upon ten (10) days’ prior written notice to the other Party. In addition, this Agreement will be terminated with respect to any Fund upon a termination of the relevant Plan or the Dealer Agreement, if the Fund closes to new investments, or if Distributor’s Distribution Agreement with the Fund terminates.

7.	This Agreement may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this Agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days.

8.	This Agreement and all the rights and obligations of the Parties shall be governed by and construed under the laws of the State of Colorado, without regard to conflict of laws principles.

9.	All notices and other communications shall be given as provided in the Dealer Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

PINE Distributors LLC

By:
Name:
Title:

[DEALER NAME]

By:
Name:
Title:
Address:

Dealer Operations Contact:

Name:
Phone:
Email: